FULUCAI PRODUCTIONS LTD.

- and -

CANYON E&P INC.

SHARE PURCHASE AGREEMENT

September 28, 2013

SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made this 28th day of September, 2013;

BETWEEN:

FULUCAI PRODUCTIONS LTD., a body corporate formed under the laws of the State of Nevada and extra-provincially registered under the laws of the Province of Alberta and having its registered office in the City of Calgary, Alberta

(hereafter referred to as the "Purchaser")
AND:

CANYON E&P INC. , body corporate formed under the laws of the State of Texas and having offices in the City of Roswell, New Mexico

(hereafter referred to as the "Vendor")

WHEREAS:

A.
the Vendor is the registered and beneficial owner of all of the issued and outstanding common shares and preferred shares (collectively, the "Target Shares") in the capital of Blue Sky NM Inc  (“Blue Sky”) a body corporate formed under the laws of the State of New Mexico  and having an office in the City of Roswell, New Mexico; and

B.
the Purchaser wishes to purchase the Target Shares from the Vendor and the Vendor wishes to sell the Target Shares to the Purchaser on the terms and subject to the conditions set out in this Agreement;

NOW THEREFORE, in consideration of the respective covenants, agreements, representations and warranties set out herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.

ARTICLE I

INTERPRETATION

1.1           Defined Terms

Whenever used in this Agreement or in any of the Schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and terms will have the indicated meanings and grammatical variations of such words and terms will have corresponding meanings:

(a)	"Act" means the Business Corporations Act (Alberta), as in effect on the date hereof;

(b)	"Affiliate" has the meaning ascribed thereto in the Act;

(c)	"Agreement" means this Share Purchase Agreement, including the Schedules attached hereto, as it may be amended, restated or replaced from time to time;

(d)	"Annual Financial Statements" means the annual financial statements of Blue Sky. "arm's length" has the meaning ascribed thereto in the Tax Act;

(e)	"Associate" has the meaning ascribed thereto in the Act;

(f)
"Authorization" means, with respect to any Person, any order, permit, approval, consent, waiver, certification, license, registration, clearance or similar authorization of any Governmental Authority having jurisdiction over that Person;

(g)	"Business" means the oil and natural gas exploration and development business conducted by Blue Sky as at the date hereof;

(h)	"Closing" has the meaning ascribed thereto in Section 6.1;

(i)	"Closing Date" means October 30th, 2013, or such other date as the Parties may agree upon in writing;

(j)	"Closing Time" means the time on the Closing Date that the Parties actually close the purchase and sale of the Target Shares as contemplated herein;

(k)	"Consideration Shares" has the meaning ascribed thereto in Section 2.2;

(l)	"Contract" means any agreement, indenture, understanding, contract, lease, deed of trust, license, option, instrument or other commitment, whether in writing or otherwise;

(m)	"Effective Date" means August 1st, 2013;

(n)
"Encumbrances" means mortgages, charges, pledges, security interests, liens, encumbrances, claims, adverse interests and acquisition rights of third parties of any nature whatsoever or howsoever arising, and any rights or privileges capable of becoming any of the foregoing;

(o)
"Environmental Laws" means all applicable statutes, regulations, ordinances, by-laws, guidelines, standards and codes, now or hereafter in force or existence in Canada and elsewhere (whether federal, provincial, or municipal) relating to the protection and preservation of the environment, occupational health and safety or Hazardous Substances;

(p)
"Governmental Authority" means any: (i) federal, provincial, state, municipal, local or other government, governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) subdivision or authority of any of the foregoing; or (iii) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, on behalf of or for the account of any of the foregoing;

(q)
"Hazardous Substance" means any contaminant, waste, hazardous substance, toxic substance, hazardous waste or dangerous goods as defined under any Environmental Laws or any pollutant or other substance that, when released to the environment or into the workplace, is likely to cause, immediately or at a future time, material harm or degradation to the environment or such workplace or material risk to human health;

(r)	"IFRS" means International Financial Reporting Standards as issued by the International Accounting Standards Board;

(s)
"Laws" means any and all laws, including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, guidelines, and the common law, the civil law and equity;

(t)	"Leases" means the Real Property Leases;

(u)	"Licenses" means all licenses, permits, approvals, registrations and qualifications to do business held by Blue Sky;

(v)
"Material Adverse Change" means, with respect to Blue Sky, any change in the business, operations, earnings, results of operations, assets, capitalization, financial condition, Licenses, Leases, rights, liabilities, prospects or privileges, whether contractual or otherwise, of Blue Sky (other than any such change resulting from conditions generally affecting the oil and natural gas exploration and development industry in the geographic region in which Blue Sky operates) that is materially adverse to Blue Sky, and, without limiting the generality of the foregoing, any such change resulting in an impairment in the value of Blue Sky of at least $100,000 will be deemed to constitute a Material Adverse Change;

(w)	"Parties" means the parties to this Agreement and "Party" means any one of them;

(x)
"Person" includes any individual, corporation, limited liability company, unlimited liability company, body corporate, partnership, limited liability partnership, firm, joint venture, syndicate, association, capital venture fund, private equity fund, trust, trustee, executor, administrator, legal personal representative, estate, Governmental Authority and any other form of entity or organization, whether or not having legal status;

(y)
"Personal Information" means information about an identifiable individual, but does not include business contact information provided the collection, use or disclosure, as the case may be, of such business contact information is for the purposes of contacting an individual in that individual's capacity as an employee or an official of an organization and for no other purpose;

(z)	"Purchaser's Counsel" means TingleMerrett LLP;

(aa)	"Real Property Leases" means the leases listed in Exhibits B1 through B5 attached to this Agreement;

(bb)	"Release" means any release, spill, leak, emission, discharge, leach, dumping, escape or disposal that is or has been made in contravention of any Environmental Laws;

(cc)
"Regulatory Approval" means any approval, consent, ruling, authorization, registration, notice, permit or acknowledgement that may be required from a Person pursuant to any applicable Law, or under the terms of any License, in connection with the sale of the Target Shares to the Purchaser and the issuance of the Consideration Shares to the Vendor in accordance with the terms of this Agreement;

(dd)
"Returns" means all reports, estimates, elections, designations, forms, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes;

(ee)	"Schedules" means, collectively, the schedules attached to this Agreement;

(ff)
"Tax" or "Taxes" means all taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Authority, together with all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, large corporation, capital gain, alternative minimum, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all employment insurance, health insurance and the Canada Pension Plan, any other pension plan established or operated by any Governmental Authority and workers compensation premiums or contributions, including any interest, fines or penalties for failure to withhold, collect or remit any tax and any liability for such taxes imposed by Law with respect to any other Person arising pursuant to any tax sharing, indemnification or other agreements or any liability for taxes of any predecessor or transferor entity whether disputed or not;

(gg)	"Tax Act" means the Income Tax Act (Canada), as in effect on the date hereof; and

(hh)
"Transferred Information" means the Personal Information disclosed or transferred to the Purchaser or any of its representatives or agents by or on behalf of the Vendor or Blue Sky as a result of or in conjunction with the transactions contemplated herein, and includes all such Personal Information disclosed to the Purchaser during the period leading up to and including the completion of the transactions contemplated herein.

1.2           Best of Knowledge

Except as otherwise expressly set out in this Agreement, any reference herein to "the best of the knowledge" or "the knowledge" of the Vendor or words to like effect will be deemed to mean the actual knowledge of the senior officers and directors of the Vendor and the knowledge that such individuals would have had if they had conducted a reasonably diligent inquiry into the relevant subject matter.

1.3           Schedules and Exhibits

The Schedules, as listed below, are incorporated into this Agreement by reference and are deemed to be part hereof:

Schedule	Description
Schedule 3.1(b)	Vendor's Contractual and Regulatory Approvals
Schedule 3.1(n)	Compliance with Constating Documents, Agreements and Laws
Schedule 3.2(q)	Commitments for Capital Expenditures
Exhibit A	Well List
Exhibits B1-B5	Lease Maps
Exhibit C	Field Locations Map
Exhibit D	Dead Aim Investments – Agreement to Assign Interests
Exhibit E	Dead Aim Investments – Escrow Agreement

1.4           Currency

Unless otherwise indicated, all dollar amounts referred to in this Agreement are stated in Canadian currency.

1.5           Choice of Law

This Agreement, and each of the documents contemplated by or delivered under or in connection with this Agreement (to the extent no choice of law is specified therein) shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein (without reference to conflicts of laws principles that might result in the application of the laws of another jurisdiction).

1.6           Headings, Cross References, Etc.

The division of this Agreement into articles, sections, paragraphs, subsections and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and the Schedules hereto and not to any particular article, section, paragraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.  Unless otherwise indicated, any reference in this Agreement to an Article, Section, recital, paragraph, subsection, clause or Schedule refers to the specified Article, Section, recital, paragraph, subsection, clause or Schedule of this Agreement. The Parties acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the Parties agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

1.7           Inclusive Terminology

Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the words "includes" and "including" and similar words will not, unless expressly modified by the words "only" or "solely", be construed as terms of limitation, but rather will mean "includes but is not limited to" and "including but not limited to", so that references to included matters will be regarded as illustrative without being either characterizing or exhaustive.

1.8           Number and Gender

In this Agreement, unless there is something in the subject matter or context inconsistent therewith: (i) words importing the singular number include the plural and vice versa; and (ii) words importing the use of any gender include all genders including the neutral gender "it".

1.9           Time of Essence

Time shall be of the essence hereof.

1.10           Statutes

Unless otherwise provided herein, any reference to a statute or regulation in this Agreement shall refer to such statute or regulation as in effect at the date of this Agreement.

ARTICLE II

PURCHASE AND SALE

2.1           Purchase and Sale

On the terms and subject to the fulfillment or waiver of the conditions set out herein, the Vendor will, on the Closing Date, sell, assign and transfer the Target Shares to the Purchaser, and the Purchaser will, on the Closing Date, purchase and accept the Target Shares from the Vendor, free and clear of all Encumbrances and with all rights and benefits attaching thereto.

2.2          Consideration

The total aggregate consideration payable by the Purchaser to the Vendor hereunder for the Target Shares and the performance by the Vendor of its obligations under this Agreement will be paid to the Vendor at Closing through the issuance to the Vendor of 65,000,000 Class "A" Shares (the "Consideration Shares") in the capital stock of the Purchaser. The full issuance of the Consideration Shares to be issued by the Purchaser to the Vendor are dependent on the independent reserve report (currently being completed by American Energy Advisors 1 Technology Drive, Suite 217 Irvine CA 92618) stating that Blue Sky’s assets are valued at a minimum of $40 million based on the value of proven and ½ probable reserves of Blue Sky at a 10% net present value discount.  Should the value be less than $40 million, the number of Consideration Shares to be issued by the Purchaser to the Vendor shall be reduced by one million (1,000,000) shares of every $1 million of value below $40 million for the Blue Sky assets.  In any event, the minimum number of Consideration Shares to be issued by the Purchaser to the Vendor, in any event, shall not be less than 40 million shares.  The Vendor hereby acknowledges that the Consideration Shares will be issued to the Vendor pursuant to exemptions from prospectus and registration requirements set out in applicable securities laws and, as a result, the Consideration Shares will be subject to restrictions on resale under applicable securities laws.  The Vendor further acknowledges that the Vendor will have no right to require the Purchaser to register the Consideration Shares under securities laws in force in any jurisdiction, to qualify the Consideration Shares for distribution under securities laws in force in any jurisdiction or to otherwise take steps to cause the Consideration Shares to be freely tradable under the securities laws in force in any jurisdiction. The Vendor and the Purchaser shall file their respective tax returns based upon and in accordance with such allocation and will not make any inconsistent statements or take any inconsistent positions on any tax returns or in any refund claims or during the course of any audits by any taxing authorities. In addition on the Closing Date, Vendor shall provide a "statement of accounts" of Blue Sky and amounts advanced by the Vendor to Blue Sky,  less any income, shall be reimbursed as of the Effective Date.  The Purchaser will have the right to audit such expenses to its satisfaction and if any discrepancy is noted and confirmed by the Purchaser and Vendor, then such amount shall be returned by the Vendor or, as the case may be, paid by the Purchaser.

2.3           Adjustments

At Closing, the Purchaser will deposit 15% of the Consideration Shares payable to the Vendor in accordance with Section 2.2 above, in escrow, to be released by the Purchaser to the Vendor when all title deficiencies and cash adjustments have been satisfied in accordance with the terms of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
3.1 Representations and Warranties of the Vendor

The Vendor hereby represents and warrants to the Purchaser as follows and acknowledges that, notwithstanding any independent searches or investigations that may be undertaken by or on behalf of the Purchaser and notwithstanding any information or document provided to the Purchaser (unless this Agreement is specifically qualified by reference to such information) or any knowledge of the Purchaser, the Purchaser is relying upon the accuracy of each of such representations and warranties in connection with its purchase of the Target Shares.

(a)
Right and Authority. The Vendor has the legal capacity and good and sufficient right and authority to enter into this Agreement and to transfer the legal and beneficial title to and ownership of the Target Shares to the Purchaser, free and clear of all Encumbrances and to perform all of its other obligations hereunder.

(b)
Contractual and Regulatory Approvals.  Except as set out in Schedule 3.1(b), neither the Vendor nor Blue Sky is subject to any obligation, contractual or otherwise, to request or obtain the consent of any Person, and no Authorizations of, or notifications to, any Governmental Authority are required to be obtained or given by Blue Sky or the Vendor:

(i)	in connection with the execution, delivery or performance by the Vendor of this Agreement or the completion of the transactions contemplated hereby;

(ii)	to avoid the loss or termination of any Contract to which Blue Sky are a party or any License held by Blue Sky;

(iii)
in order that the authority, right and qualification of Blue Sky to carry on the Business in the ordinary course and in the same manner as conducted prior to the date hereof remains in good standing and in full force and effect as of and following the Closing Date; or

(iv)
in order that all rights, benefits, Contracts and other assets of Blue Sky required to carry on the Business in the ordinary course and in the same manner as conducted prior to the date hereof remain in effect for the benefit of Blue Sky on the same terms as of and following the Closing Date.

True and complete copies of any Contracts and Licenses under which Blue Sky or the Vendor is obligated to request or obtain any such consent have been provided to the Purchaser prior to the date hereof.

(c)
Corporate Authority, Execution and Binding Obligation.  Each of Blue Sky and the Vendor has taken all necessary actions and steps (such as corporate proceedings) to approve and authorize the sale and transfer of the Target Shares to the Purchaser and all necessary consents and approvals of the stockholders of the Vendor have been obtained to permit the Vendor to sell the Target Shares to the Purchaser as provided for herein.  This Agreement has been duly executed and delivered by the Vendor and this Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms, subject only to: (i) bankruptcy, winding-up, insolvency, arrangement and other laws of general application affecting the enforcement of creditors' rights; and (ii) the general principles of equity, including the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunctive relief.

(d)
Title to Target Shares. The Target Shares are validly issued and outstanding as fully paid and non-assessable shares in the share capital of Blue Sky. The Target Shares are owned by the Vendor as the registered and beneficial owner thereof with good and marketable title, free and clear of all Encumbrances. Following Closing, the Purchaser will have good and valid title to the Target Shares, free and clear of all Encumbrances (except Encumbrances created by or on behalf of the Purchaser).

(e)
No Other Purchase Agreement or Commitments.  Except for the Purchaser's rights under this Agreement, no Person has any agreement, option, understanding or commitment (written or verbal) or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement, option, understanding or commitment, including convertible securities, warrants or convertible obligations of any nature, for:

(i)	the purchase or acquisition of any of the Target Shares;

(ii)	the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares in the capital of Blue Sky or any other securities of Blue Sky; or

(iii)	the purchase or other acquisition from Blue Sky of any of its undertaking, property or assets (except sales of petroleum products produced by Blue Sky in the ordinary course of the Business).

(f)
Corporate Records.  The corporate records and minute books of Blue Sky as made available to the Purchaser are complete and up-to-date in all material respects and contain, without limitation (i) accurate minutes of all meetings of the directors and shareholders of Blue Sky and each committee of the board of directors of Blue Sky, (ii) all written resolutions adopted by the directors and shareholders of Blue Sky and each committee of the board of directors of Blue Sky, (iii) all articles and by-laws, and (iv) accurate registers of the shareholders of Blue Sky and transactions involving the shares of Blue Sky.  All such meetings of the directors and shareholders of Blue Sky and any committee of the board of directors of Blue Sky were duly called and held and all resolutions reflected in the foregoing minutes and all of the foregoing written resolutions were duly passed and approved.

(g)
Authorized and Issued Capital.  The authorized share capital of Blue Sky is 100,000 common shares and the issued share capital is 100 common shares.  No shares or other securities of Blue Sky have been issued in violation of any Laws, the articles, by-laws or other constating documents of Blue Sky or the terms of any Contract to which Blue Sky is a party or by which Blue Sky is bound.

(h)
Financial Statements.  The Annual Financial Statements have been prepared in accordance with IFRS applied on a basis consistent with previous fiscal years, are true, correct and complete in all material respects and present fairly the assets, liabilities and financial condition of Blue Sky as at the dates thereof and the results of operations and cash flows for the periods to which such financial statements relate.  There has been no Material Adverse Change in Blue Sky since the date of the Annual Financial Statements.

(i)
Title to Petroleum, Natural Gas and Related Hydrocarbon Assets. Although it does not warrant title, the Vendor has no reason to believe that Blue Sky does not have title to its oil and natural gas properties and an irrevocable right to produce and sell petroleum, natural gas and related hydrocarbons attributable thereto (for the purposes of this paragraph, the foregoing are collectively referred to as the "Blue Sky Interests"), excepting the mortgages and security interest held by Dead Aim Investments as per the Agreement to Assign Interests and Escrow Agrement from Dead Aim Investments to Canyon E&P, attached hereto as Exhibit D. Vendor represents and warrants that, to the best of the Vendor's knowledge, the Blue Sky Interests are free and clear of adverse claims created by, through or under Blue Sky, and, to the best of its knowledge, Blue Sky holds the Blue Sky Interests under valid and subsisting leases, licenses, permits, concessions, concession agreements, contracts, subleases, reservations or other agreements, except where the failure to so hold the Blue Sky Interests would not reasonably be expected to have a material adverse effect upon Blue Sky.

(j)
No Defects. The Vendor is not aware of any defects, failures or impairments in the title of Blue Sky to its oil and natural gas properties, whether or not an action, suit, proceeding or inquiry is pending or threatened and whether or not discovered by any third party.  If there are any defects, failures or impairments in the title of Blue Sky’s oil and natural gas properties, or if Blue Sky has lost title to any of its oil and natural gas properties, or if the leases for any of the properties have expired with the State or Federal body, then the Vendor shall pay, at its sole cost and expense, the monies required to get title to those properties back and for the credit of the Purchaser.  In the event that the defects, failures, impairments of title or return of title of any of the properties cannot be established, then an adjustment to the number of Consideration Shares issued to the Vendor shall be made on a basis which is proportionate to the value of such properties, as agreed to between the Vendor and the Purchaser.  Once agreed, the Vendor will then return the agreed to number of shares to the Purchaser.

(k)	Good Standing. To the knowledge of the Vendor:

(i)	Blue Sky is in good standing under all, and is not in default under any; and

(ii)
there is no existing condition, circumstance or other matter that constitutes a default under, or which, with the passage of time or the giving of notice, would constitute a default under, any, leases or other title or operating documents, joint venture agreements, or any other Contracts or instruments pertaining to Blue Sky's oil and natural gas assets or properties and, to the knowledge of the Vendor, all such leases, title and operating documents, joint venture agreements and other agreements and instruments are in good standing and in full force and effect and none of the counterparties to any such lease, title or operating document, joint venture agreement or other Contract or instrument is in default thereunder except to the extent that such default would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Blue Sky.

(l)
Abandonment.  All wells abandoned by Blue Sky prior to the date hereof and all wells located on any lands in which Blue Sky has an interest, or lands with which such lands have been pooled or unitized, which have been abandoned, have been abandoned in accordance, in all material respects, with applicable Laws regarding the abandonment of wells and good oilfield practice.

(m)	Notices, Orders and Directives from Governmental Authorities. Blue Sky:

(i)
has not received any notices, orders or directives from any Governmental Authority, including the Oil Conservation Department (the "OCD"), with respect to any of its oil and natural gas properties or with respect to the conduct of its oil and natural gas operations on such properties, which remain outstanding or have not been satisfied or remedied as at the date hereof; and

(ii)	to the best of the knowledge of the Vendor, is in compliance with all OCD regulations with respect to its oil and natural gas operations,

except where the failure to satisfy or remedy such notices, orders or directives, or such noncompliance with OCD regulations would not reasonably be expected to have a material adverse effect on Blue Sky.

(n)
Compliance with Constating Documents, Agreements and Laws.  The execution, delivery and performance of this Agreement by the Vendor and the sale of the Target Shares as contemplated hereby, will not constitute or result in a violation or breach of or default under, or give rise to termination rights, or, except as set out in Schedule 3.1(n), cause the acceleration of any obligations of the Vendor or Blue Sky, under:

(i)	the terms of any Contract or other obligation or restriction to which Blue Sky or the Vendor is a party or by which either of them is bound; or

(ii)	any term or provision of any of the Licenses or any Authorization or any Laws.

(o)
Financial Records.  All material financial transactions of Blue Sky have been recorded in its financial books and records in accordance with good business practice and IFRS, and such financial books and records accurately reflect the basis for the assets, liabilities and financial condition of Blue Sky as shown in the Annual Financial Statements.

(p)
Liabilities.  As of the date hereof, there are no liabilities (whether accrued, absolute, contingent or otherwise) of Blue Sky of any kind whatsoever, and there is no basis for assertion against Blue Sky of any liabilities of any kind, other than:

(i)	liabilities disclosed or reflected in the Annual Financial Statements as of the Effective Date;

(ii)	current liabilities incurred since the date of the Annual Financial Statements that were incurred in the ordinary course of business and which do not in the aggregate exceed $700,000; or

(iii)	other liabilities expressly disclosed in this Agreement or in the Schedules.

(q)
Commitments for Capital Expenditures.  Except as disclosed in Schedule 3.1(q), Blue Sky has not committed to make any capital expenditures or authorized any capital expenditures (in either case in excess of $10,000 in the aggregate) that have not been fulfilled or paid prior to the date hereof.

(r)	Taxes.

(i)
All ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbon substances, or the receipt of proceeds therefrom, payable in respect of the oil and natural gas assets and properties of Blue Sky prior to the date hereof have been properly and fully paid and discharged, and there are no unpaid Taxes or assessments that could result in a lien or charge on any of the oil and natural gas assets and properties of Blue Sky, except for unpaid Taxes or assessments, liens or charges (A) that are not yet due and owing or (B) that do not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Blue Sky.

(ii)
All Returns required to be filed by Blue Sky prior to the date hereof have been duly filed on a timely basis, are true, complete and correct in all material respects, all Taxes shown to be payable on such Returns or on subsequent assessments and reassessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Blue Sky with respect to items or periods covered by such Returns.

(iii)	Blue Sky has paid or provided adequate accruals for all Taxes reflected in the Annual Financial Statements.

(iv)
No material deficiencies exist or have been asserted in respect of Blue Sky with respect to Taxes.  Blue Sky is not a party to any action or proceeding for assessment, reassessment or collection of Taxes, nor, to the knowledge of the Vendor, is there any basis for the assertion of any such action or proceeding. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns. Except as disclosed by Blue Sky to the Purchaser in writing prior to the date hereof, the Returns have never been audited by a Governmental Authority, nor is any audit, assessment, reassessment, claim, action, suit, investigation or proceeding in process or, to the knowledge of the Vendor, pending or threatened, which resulted in or could result in a claim for Taxes owing by Blue Sky.  Blue Sky has withheld all Taxes required to be withheld under applicable Laws and has paid or remitted on a timely basis, the full amount of any Taxes that have been withheld to the applicable Governmental Authority.

(s)
Litigation.  There are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of the Vendor or Blue Sky), pending or, to the best of the knowledge of the Vendor, threatened, by or against or affecting the Vendor or Blue Sky, at law or in equity, or before or by any Governmental Authority and there are, to the knowledge of the Vendor, no grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

(t)	Environmental Matters.

(i)	Except to the extent that any violation or other matter referred to below in this paragraph would not reasonably be expected to have a material adverse effect on Blue Sky:

(A)	to the best of the knowledge of the Vendor, Blue Sky is not in violation of any Environmental Laws;

(B)
to the best of the knowledge of the Vendor, Blue Sky has, at all times, operated the Business and has received, handled, used, stored, treated, shipped and disposed of all Hazardous Substances in compliance with all Environmental Laws;

(C)
to the best of the knowledge of the Vendor, there have been no spills, releases, deposits or discharges of Hazardous Substances into the earth, air or into any body of water or any municipal or other sewer or drain water systems by Blue Sky or onto any property owned or occupied by Blue Sky that violate any Environmental Law and that have not been remedied to the full extent required by applicable Environmental Laws;

(D)	no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the Business or the assets of Blue Sky;

(E)	Blue Sky has not failed to report to the proper Governmental Authority the occurrence of any event that was required to be reported under any Environmental Law; and

(F)
with respect to those oil and natural gas properties that Blue Sky operates, Blue Sky holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the Business and the ownership and use of its assets, all such licenses, permits and approvals are in full force and effect, and except for notifications and conditions of general application to assets of reclamation obligations under legislation in any jurisdiction in which it conducts the Business, Blue Sky has not received any notification pursuant to any Environmental Laws that any work, repairs, constructions or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Laws, or any Authorization issued pursuant thereto, or that any Authorization referred to above is about to be reviewed, made subject to any limitation or conditions, revoked, withdrawn or terminated.

(u)
Leases. Complete and correct copies of the Leases have been provided to the Purchaser prior to the date hereof.  Blue Sky is entitled to the rights and benefits as lessee under each of the Leases commensurate with its interest therein and Blue Sky has not sublet, assigned, licensed or otherwise conveyed any rights in the Leased Premises or in the Leases to any Person.  All rental and other payments and other obligations required to be paid and performed by Blue Sky pursuant to each of the Leases have been duly paid and performed and each of the Leases is in good standing and force and effect.

(v)
Restrictions on Doing Business.  Blue Sky is not a party to or bound by any agreement that would restrict or limit its right to carry on any business or activity or to solicit business from any Person or otherwise to conduct the Business as Blue Sky may determine or desire.  Blue Sky is not subject to any legislation or any judgment, order or requirement of any Governmental Authority that is not of general application to Persons carrying on a business similar to the Business. There are no facts or circumstances that could materially adversely affect the ability of Blue Sky to continue to operate the Business, as presently conducted, following the completion of the transactions contemplated by this Agreement.

(w)	Employees. As of the date hereof, there are no employees of Blue Sky.

(x)
Employment Agreements.  Blue Sky is not a party to any written or oral employment, service or consulting agreement relating to any one or more Persons, except for oral employment agreements that are of indefinite term and without any special arrangements or commitments with respect to continuation of employment or payment of any particular amount upon termination of employment (whether actual, constructive or otherwise).  Blue Sky does not have any employee who cannot be dismissed upon such period of notice as is required by law (statutory and common law) in respect of a contract of hire for an indefinite term.

(y)
Transferred Information.  The Transferred Information does not contain any Personal Information that does not solely and directly relate to the operation of the Business by Blue Sky or the completion of the transactions as contemplated herein.

(z)	Collection, Use and Disclosure of Personal Information. All Personal Information collected by Blue Sky was collected from employees of Blue Sky and used and disclosed solely for the purposes of establishing, managing or terminating the applicable employment relationship (including, determining eligibility for initial employment, verifying references and qualifications, administering pay and benefits, processing employee work-related claims (such as workers' compensation or insurance claims), establishing training and development requirements, conducting performance reviews, determining performance requirements, assessing qualifications for a particular job or task, establishing a contact point in the event of an emergency (such as next of kin), and, complying with applicable labour or employment statutes). Personal Information has not been collected, used, disclosed, stored or retained by Blue Sky from any other individuals or for any purposes other than those set out above in this Paragraph 3.1(z), except such purposes that are required or authorized by applicable Laws.

(aa)	Compliance with Privacy Laws. Blue Sky has operated the Business in accordance with applicable privacy Laws.

(bb)
Non-Arm's Length Matters.  Blue Sky is not a party to or bound by any Contract with, is not indebted to, and no amount is owing by Blue Sky to, the Vendor or any Affiliates of the Vendor or any officers, former officers, directors, former directors, shareholders, former shareholders, employees (except for oral employment agreements with employees) or former employees of the Vendor or Blue Sky or any of their respective Associates or any other Person not dealing at arm's length with any of the foregoing.

(cc)
Disclosure.  No representation or warranty contained in Section 3.1 and no statement contained in any Schedule, certificate, list, summary or other document provided, or to be provided, to the Purchaser pursuant hereto, or in connection with the purchase and sale of the Target Shares as contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact that is necessary in order to make the statements contained therein not misleading.  All facts and documents in the possession or under the control of the Vendor or Blue Sky and which are material to Blue Sky and the Business have been disclosed to the Purchaser in this Agreement or made available to the Purchaser through the data room established by the Vendor in connection with the sale of the Target Shares to the Purchaser or have otherwise been disclosed in writing by the Vendor to the Purchaser.  Without limiting the generality of the foregoing, the Vendor has not failed to disclose to the Purchaser any fact or information concerning the Vendor or Blue Sky that would reasonably be considered material to a purchaser of the Target Shares.

(dd)
Investment Intent.  The Consideration Shares are being purchased for the Vendor's own investment portfolio and account (and not on behalf of, and without the participation of, any other Person) with the intent of holding such Consideration Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Consideration Shares and not with a view to, or for resale in connection with, a distribution of the Consideration Shares.

(ee)
No Advertising.  The Vendor acknowledges that the Consideration Shares were not offered to the Vendor by means of publicly disseminated advertisements or sales literature, nor is the Vendor aware of any offers made to other Persons by such means.

(ff)
Investment Experience.  The Vendor is an "accredited investor" (as defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) and is knowledgeable and experienced in finance, securities and investments and has had sufficient experience analyzing and investing in securities similar to the Consideration Shares so as to be capable of evaluating the merits and risks of an investment in the Consideration Shares.  The Vendor is able to bear the economic risk of an investment in the Consideration Shares.

(gg)
Restricted Securities.  The Vendor understands that the Consideration Shares will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Consideration Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Consideration Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this connection, the Vendor represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  Stop transfer instructions may be issued to any transfer agent for securities of the Purchaser (or a notation may be made in the appropriate records of the Purchaser) in connection with the Consideration Shares.

(hh)
No Public Market.  The Vendor understands that no public market now exists for the Consideration Shares, and that the Purchaser has made no assurances that a public market will ever exist for the Consideration Shares.

(ii)
Legend.  A legend indicating that the Consideration Shares have not been registered under applicable federal and state securities laws and referring to the restrictions on transferability and sale of the Consideration Shares pursuant to this Agreement or otherwise may be placed on any certificate(s) or other document delivered to the Vendor or any substitute therefor and any transfer agent of the Purchaser may be instructed to require compliance therewith.

3.2           Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants to the Vendor as follows, and acknowledges that, notwithstanding any independent searches or investigations that may be undertaken by or on behalf of the Vendor and notwithstanding any information or document provided to the Vendor (unless this Agreement is specifically qualified by reference to such document in this Agreement), the Vendor is relying upon the accuracy of each of such representations and warranties in connection with the sale of the Target Shares to the Purchaser.

(a)
Corporate Authority and Binding Obligation.  The Purchaser has the legal capacity and good and sufficient right and authority to enter into this Agreement and to purchase the Target Shares from the Vendor in the manner contemplated herein and to perform all of the Purchaser's obligations under this Agreement.  The Purchaser and its board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into and the execution and delivery of this Agreement and the performance by the Purchaser of its obligations hereunder.  This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to:

(i)	bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally; and

(ii)
the general principles of equity, including that equitable remedies, such as the remedies of specific performance and injunctive relief, may only be granted in the discretion of a court of competent jurisdiction.

(b)
Purchaser's Contractual and Regulatory Approvals.  The Purchaser is not under any obligation, contractual or otherwise, to request or obtain the consent of any Person, and no Authorizations of, or notifications to, any Governmental Authority are required to be obtained or given by the Purchaser in connection with the execution, delivery or performance by the Purchaser of this Agreement, the issuance of the Consideration Shares or the completion of any of the transactions contemplated herein.  The representation and warranty of the Purchaser contained in this Section 3.2(b) insofar as such representation and warranty pertains to compliance by the Purchaser with the requirements of applicable U.S. state or federal securities laws with respect to the offer and sale of the Consideration Shares, is based on the representations and warranties of the Vendor contained in Sections 3.1(dd), 3.1(ee), 3.1(ff), 3.1(gg), 3.1(hh) and 3.1(ii).

(c)
Compliance with Constating Documents, Agreements and Laws.  The execution, delivery and performance of this Agreement and the completion of the purchase of the Target Shares as contemplated hereby, including the issuance of the Consideration Shares, will not constitute or result in a violation or breach of or default under:

(i)	any term or provision of any of the articles, by-laws or other constating documents of the Purchaser;

(ii)	the terms of any Contract to which the Purchaser is a party or by which it is bound; or

(iii)	any term or provision of any Authorization of the Purchaser or any applicable Law.

(d)
Authorized and Issued Capital.  The authorized capital of the Purchaser consists of an unlimited number of common shares, an unlimited number of Class "A" Shares and an unlimited number of preferred shares, issuable in series, of which, as at the date hereof and prior to the issuance of the Consideration Shares, 90,000,000 common shares are issued and outstanding as fully paid and non-assessable shares of the Purchaser.

(e)
Corporate Records.  The corporate records and minute books of the Purchaser as made available to the Vendor are complete and up-to-date in all material respects and contain, without limitation (i) accurate minutes of all meetings of the directors and shareholders of the Purchaser, (ii) all written resolutions adopted by the directors and shareholders of the Purchaser, (iii) all articles and by-laws, and (iv) accurate registers of the shareholders of the Purchaser and transactions involving the shares of the Purchaser.  All such meetings of the directors and shareholders of the Purchaser were duly called and held and all resolutions reflected in the foregoing minutes and all of the foregoing written resolutions were duly passed and approved.

(f)
No Material Business Operations.  As at the date hereof, the Purchaser is not engaged in any material business operations or activities, other than in respect of: (i) this Agreement and the matters and transactions contemplated hereby; (ii) the private placement of up to $1.5 million of common shares in the capital of the Purchaser at a sale price of $.25 per share; (iii) the ongoing evaluation by the Purchaser of oil and natural gas assets for potential acquisition (in relation to which, the Purchaser has entered into confidentiality agreements with third parties).

(g)
No Actions, Suits, Proceedings.  There are no actions, suits or other proceedings, investigations or claims in progress or pending against the Purchaser and, to the best of the Purchaser's knowledge, there are no actions, suits or other proceedings, investigations or claims threatened against the Purchaser.

ARTICLE IV

SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND LIMITATION OF LIABILITY

4.1           Survival of Representations and Warranties of the Vendor

The representations and warranties made by the Vendor in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive Closing and, notwithstanding Closing or any investigation made by or on behalf of the Purchaser or any knowledge of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser subject to the following provisions:

(a)	except as provided in (b) and (c) of this Section 4.1, no claim may be made or brought by the Purchaser in respect of the breach of any representation or warranty of the Vendor after the date that is two years following the Closing Date;

(b)
any claim that is based upon or relates to a breach of any representation and warranty made in Section 3.1(r) must be made or brought prior to the expiration of the period (if any) during which an assessment, reassessment or other form of recognized document assessing liability for tax, interest or penalties in respect of such taxation year under applicable tax legislation could be issued (or, in the case of any such assessment or reassessment, until the issues in dispute have been fully resolved), assuming that Blue Sky does not file any waiver or similar document in respect of such taxes after the Closing Date extending such period as otherwise determined; and

(c)
any claim that is based upon or relates to the representations and warranties made in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(d) and 3.1(e), or that is based upon intentional misrepresentation or fraud by the Vendor may be made or brought by the Purchaser at any time for the maximum period permitted by Law. [NTD: confirm cross references as agreement is finalized]]

4.2           Survival of Representations and Warranties of Purchaser

The representations and warranties made by the Purchaser in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive Closing and, notwithstanding Closing or any investigation made by or on behalf of the Vendor or any knowledge of the Vendor, shall continue in full force and effect for the benefit of the Vendor until the date that is two years after the Closing Date and no claim may be made or brought by the Vendor in respect of the breach of any representation or warranty of the Purchaser after the date that is two years following the Closing Date.

4.3           Limitation Periods

The Parties agree that applicable statutory limitation periods will be extended to correspond with the survival periods set out in Section 4.1(a) and 4.2 above.

4.4           Liability for Breach of Representations and Warranties

The maximum liability of the Vendor in respect of claims for breach of any of the representations and warranties of the Vendor set out in this Agreement shall not exceed the total consideration paid to the Vendor in accordance with Section 2.2 and, all monies actually spent by the Purchaser for expenses, less any income received by the Purchaser, relating to the operation of the oil and natural gas assets held by Blue Sky as per the Commitments for Capital Expenditures outlined in Schedule 3.1(q) hereof and the recourse of the Purchaser under any such claims shall be to the Consideration Shares, any dividends or other distributions that may be derived therefrom and, all monies actually spent by the Purchaser for expenses, less any income received by the Purchaser, relating to the operation of the oil and natural gas assets held by Blue Sky as per the Commitments for Capital Expenditures outlined in Schedule 3.1(q).

ARTICLE V

COVENANTS

5.1           Covenants of the Vendor

The Vendor covenants with the Purchaser that it will do, or will cause Blue Sky to do, the following:

(a)	Transfer of Target Shares. At Closing, the Vendor shall cause the Target Shares to be duly and regularly sold, assigned and transferred to the Purchaser in accordance with the terms of this Agreement.

(b)
Consents.  The Vendor shall use commercially reasonable efforts to obtain, prior to the Closing Date, all of the consents referred to in Schedule 3.1(b), in a form reasonably acceptable to the Purchaser.

(c)
Regulatory Approvals.  The Vendor shall use commercially reasonable efforts to obtain, or cause Blue Sky to obtain, the Regulatory Approvals described in Section 3.1(b), including assisting with the preparation of, providing information, documentation and materials required in connection with, and executing all documents reasonably required for, any such Regulatory Approvals and shall use commercially reasonable efforts to effect, or to cause Blue Sky to effect, any necessary registrations, filings and submissions of information required to obtain the Regulatory Approvals.

(d)
Filings with Governmental Authorities.  The Vendor will provide all cooperation reasonably requested by the Purchaser, and will use reasonable commercial efforts to cause Blue Sky to provide all cooperation reasonably requested by the Purchaser, in connection with the preparation of any filings required by any Governmental Authority, including tax Returns, and, without limitation, will promptly make available to the Purchaser all such information and documents concerning the Business as the Purchaser may reasonably request and will make senior management personnel of the Vendor available on a reasonable basis, and will use reasonable commercial efforts to cause Blue Sky to make senior management of Blue Sky available on a reasonable basis, in a timely manner, to meet with representatives of the Purchaser to respond to any inquiries that the Purchaser may wish to make in connection with the preparation of any such filings.

(e)	Representations. The Vendor shall use commercially reasonable efforts to ensure that all of the representations contained in Section 3.1 are true and correct at the Closing Time.

(f)
Compliance with Applicable Securities Laws.  During the period of 60 days following the Closing Time the Vendor shall permit the Purchaser to audit the books, records and accounts of the Vendor and/or Blue Sky respecting the Assets, to enable the Purchaser to prepare such reports and statements, and make such filings, as may be required for the Purchaser to comply with applicable securities laws. The audit shall be conducted upon reasonable notice to Vendor at Vendor’s offices during normal business hours and shall be conducted with full cooperation of the Vendor and at the sole expense of the Purchaser.

5.2           Covenants of the Purchaser

The Purchaser covenants to and with the Vendor that it shall do or cause to be done the following:

(a)
Issuance of Consideration Shares.  The Purchaser will take all necessary corporate action to authorize the issuance of the Consideration Shares at Closing as validly issued, fully paid and non-assessable common shares in the capital of the Purchaser.

(b)	Representations. The Purchaser shall use commercially reasonable efforts to ensure that all of the representations contained in Section 3.2 are true and correct at the Closing Time.

(c)
Directorship. Following Closing or earlier as may be agreed to between the Vendor and Purchaser, the Purchaser shall appoint two (2) nominees of the Vendor to the Board of Directors of the Purchaser whereafter the Board of Directors shall consist of three (3) nominees of the Purchaser and two (2) nominees of the Vendor.

(d)	Name Change. As soon as practicable following Closing, the Purchaser shall change its name to “Blue Sky Oil & Gas Inc.” or any other name agreed to between the Vendor and Purchaser.

ARTICLE V

CLOSING

6.1           Closing Arrangements

Subject to waiver or satisfaction of the conditions set out herein, the purchase and sale of the Target Shares shall be completed at 2:00 p.m. (Calgary time) on the Closing Date at the offices of the Purchaser's Counsel in Calgary Alberta, or at such other time or place or in such other manner as the Parties may agree in writing (the "Closing").  Closing shall be conditional upon the Closing Date occurring on or before October 30, 2013, unless extended by mutual consent of the parties hereto.

6.2           Documents to be Delivered

At or before the Closing Time, the Vendor shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Purchaser, all agreements, instruments, notices, releases, confirmations, receipts, certificates and other documents that the Purchaser may reasonably request to complete the purchase and sale of the Target Shares as contemplated by this Agreement, in form and substance reasonably satisfactory to the Purchaser and the Purchaser shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Vendor, in form and substance reasonably satisfactory to the Vendor, all agreements, instruments, notices, certificates and other documents that the Vendor may reasonably request to complete the purchase and sale of the Target Shares as contemplated by this Agreement, including the following:

(a)	Vendor's Documents:

(i)	all share certificates representing the Target Shares duly endorsed for transfer to the Purchaser; and

(ii)	duly executed resignations and releases of claims of Ilyas Chaudhary as the sole officer and director of Blue Sky.

(b)	Purchaser's Documents:

(i)	a share certificate representing the Consideration Shares registered in the name of the Vendor.

ARTICLE VI

GENERAL PROVISIONS

7.1           Public Disclosure

Except as may be required by Law or stock exchange rules, no public disclosure of this Agreement or the transactions contemplated hereby will be made by either Party without the prior consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed.

7.2           Further Assurances

Each of the Parties hereby covenants and agrees that from time to time after the Closing Date it will, at its expense and upon the request of any other Party, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as the other Party may reasonably request for the better carrying out and performance of all the terms of this Agreement.

7.3           Remedies Cumulative

The rights and remedies of the Parties under this Agreement are cumulative and in addition and without prejudice to and not in substitution for any rights or remedies provided by law.  Any single or partial exercise by either Party of any right or remedy for default or breach of any term, representation, warranty, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such Party may be lawfully entitled for the same default or breach.

7.4          Counterparts

This Agreement may be executed in any number of counterparts and by different Parties on separate counterparts, each of which, when executed and delivered, shall constitute an original and all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile transmission or in portable document format shall constitute delivery of an executed counterpart of this Agreement.

7.5          Legal and Other Professional Fees

Each of the Parties shall be responsible for its respective legal, accounting, broker and other professional fees in connection with this Agreement and the transactions contemplated hereby.

7.6           Assignment

Neither Party may assign this Agreement or any of its rights hereunder to any other Person without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed.

7.7           Successors and Assigns

This Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.  Nothing herein, express or implied, is intended to confer upon any Person, other than the Parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.8           Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the purchase and sale of the Target Shares and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the purchase and sale of the Target Shares.

7.9           Amendments

No modification or amendment to this Agreement may be made unless agreed to by the Parties in writing.

7.10      Survival

Except as otherwise specified in this Agreement, each Party hereby agrees that all provisions of this Agreement shall not merge on, and shall survive, the completion of the transactions contemplated hereby.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

FULUCAI PRODUCTIONS LTD.		CANYON E&P INC.

Per:	/s/ Mohammad Fazil	Per:	/s/ Ilyas Chaudhary
	Mo Fazil President and Chief Executive Officer		Ilyas Chaudhary - President

SCHEDULE 3.1(b)

VENDOR'S CONTRACTUAL AND REGULATORY APPROVALS

1.	Approval of Vendor's stockholders in respect of the "sale of all or substantially all of its assets or undertaking".

SCHEDULE 3.1(n)

COMPLIANCE WITH CONSTATING DOCUMENTS, AGREEMENTS AND LAWS

YES	Yes

Initialed By:	Initialed By:
MF	IC

SCHEDULE 3.1(q)

COMMITMENTS FOR CAPITAL EXPENDITURES

Canyon Liabilaties	2013 Expenditure.
allocation estimated.	Aug	Sep	Oct	Nov	Dec	Total 2013	Total 2014	Total 2015	Total liabilaties
60% buyout/premium		$135,000			$100,000	$235,000	$750,000	$400,000	$1,385,000
Additional bonds	$260,000	$125,000				$385,000			$385,000
60% LOC replacement		$20,000		$1,030,000		$1,050,000			$1,050,000
Note ( Ist security)	$62,500	$287,500	$25,000	$25,000	$25,000	$425,000	$200,000		$625,000
Misc AP liabilaites			$250,000			$250,000			$250,000
Total	$322,500	$567,500	$275,000	$1,055,000	$125,000	$2,345,000	$950,000	$400,000	$3,695,000
Blue Sky NM share 65%	$209,625	$368,875	$178,750	$685,750	$81,250	$1,524,250	$617,500	$260,000	$2,401,750

EXHIBIT A

WELL LIST

Exhibit A
Well List

	Well
Lease Name	No.	API	Lease #	Field	Field #	Dist #	County	Reservoir	Longitude	Latitude
ARNOTT RAMSEY	1	30-025-09721	029507	JALMAT	79240	1	LEA	TAN-YATES-7 RVRS (GAS)	-103.22949	32.15386
ARTESIA METEX UNIT	1	30-015-00940	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.23111	32.73729
ARTESIA METEX UNIT	2	30-015-00939	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.23109	32.73366
ARTESIA METEX UNIT	3	30-015-00938	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.22678	32.73362
ARTESIA METEX UNIT	4	30-015-01944	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.22246	32.73359
ARTESIA METEX UNIT	5	30-015-00945	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.2374	32.73013
ARTESIA METEX UNIT	6	30-015-00941	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.23309	32.73008
ARTESIA METEX UNIT	7	30-015-01197	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.22892	32.73004
ARTESIA METEX UNIT	10	30-015-01943	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.22245	32.7318
ARTESIA METEX UNIT	11	30-015-01940	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.22029	32.73
ARTESIA METEX UNIT	12	30-015-01964	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.21598	32.73003
ARTESIA METEX UNIT	13	30-015-01951	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.21373	32.73186
ARTESIA METEX UNIT	14	30-015-01947	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.21266	32.73006
ARTESIA METEX UNIT	15	30-015-01954	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.20942	32.73011
ARTESIA METEX UNIT	16	30-015-00942	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.2374	32.7265
ARTESIA METEX UNIT	17	30-015-00947	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.23525	32.72648
ARTESIA METEX UNIT	18	30-015-00946	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.23309	32.72645
ARTESIA METEX UNIT	19	30-015-01195	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.2289	32.72641
ARTESIA METEX UNIT	20	30-015-01196	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.22459	32.72636
ARTESIA METEX UNIT	21	30-015-01942	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.22021	32.72637
ARTESIA METEX UNIT	22	30-015-01965	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.2169	32.72821
ARTESIA METEX UNIT	23	30-015-01941	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.21563	32.7264
ARTESIA METEX UNIT	24	30-015-01949	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.21375	32.72733
ARTESIA METEX UNIT	25	30-015-01946	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.21159	32.72736
ARTESIA METEX UNIT	26	30-015-00962	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.24174	32.72474
ARTESIA METEX UNIT	27	30-015-00951	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.23748	32.72288
ARTESIA METEX UNIT	29	30-015-01194	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.22888	32.72278
ARTESIA METEX UNIT	30	30-015-01193	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.22457	32.72273
ARTESIA METEX UNIT	31	30-015-02139	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.22026	32.72455
ARTESIA METEX UNIT	33	30-015-02132	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.21375	32.72461
ARTESIA METEX UNIT	34	30-015-06127	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.21159	32.72464
ARTESIA METEX UNIT	36	30-015-00952	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.23757	32.71925
ARTESIA METEX UNIT	38	30-015-00950	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.23326	32.7192
ARTESIA METEX UNIT	39	30-015-00948	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.23102	32.71917

ARTESIA METEX UNIT	40		300907	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES
ARTESIA METEX UNIT	41	30-015-02136	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.2224	32.72091
ARTESIA METEX UNIT	42	30-015-02138	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.21594	32.72096
ARTESIA METEX UNIT	43	30-015-02142	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.21373	32.72098
ARTESIA METEX UNIT	44	30-015-01190	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.24198	32.71571
ARTESIA METEX UNIT	45	30-015-00959	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.23872	32.71658
ARTESIA METEX UNIT	46	30-015-00953	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.23551	32.71563
ARTESIA METEX UNIT	47	30-015-00955	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.22993	32.71738
ARTESIA METEX UNIT	48	30-015-00958	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.22562	32.71641
ARTESIA METEX UNIT	50	30-015-01191	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.24604	32.71414
ARTESIA METEX UNIT	51	30-015-00966	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.24207	32.71209
ARTESIA METEX UNIT	52	30-015-00960	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.23882	32.71295
ARTESIA METEX UNIT	53	30-015-00957	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.2345	32.7129
ARTESIA METEX UNIT	55	30-015-00986	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.24638	32.71032
ARTESIA METEX UNIT	56	30-015-00987	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.24207	32.71027
ARTESIA METEX UNIT	57	30-015-00990	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.23775	32.71022
ARTESIA METEX UNIT	59	30-015-00949	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.23431	32.71652
ARTESIA METEX UNIT	60	30-015-21866	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.21051	32.7222
ARTESIA METEX UNIT	61	30-015-21874	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.22693	32.72474
ARTESIA METEX UNIT	62	30-015-27157	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.22024	32.71911
ARTESIA METEX UNIT	63	30-015-27158	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.23165	32.72108
ARTESIA METEX UNIT	64	30-015-27192	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.22672	32.72121
ARTESIA METEX UNIT	65	30-015-27193	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.23537	32.72104
ARTESIA METEX UNIT	66	30-015-27194	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.23546	32.71745
ARTESIA METEX UNIT	67	30-015-27195	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.22455	32.7191
ARTESIA METEX UNIT	68	30-015-27196	300906	ARTESIA	03230	2	EDDY	QUEEN-GRAYBURG-SAN ANDRES	-104.22242	32.72415
B I HANSON FEDERAL	2	30-015-05724	301073	SHUGART	56439	2	EDDY	YATES-7RS-QU-GRAYBURG	-103.85516	32.68862
BARKNEHT	1	30-005-60817	301609	BULL'S EYE	08190	2	CHAVES	SAN ANDRES	-104.03381	33.63367
BAUM STATE	2	30-025-28139	302072	BAUM	04940	1	LEA	UPPER PENN	-103.64322	33.11731
DOUBLE L QUEEN UNIT	1	30-005-60079	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97519	33.0578
DOUBLE L QUEEN UNIT	2	30-005-60146	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97421	33.03509
DOUBLE L QUEEN UNIT	3	30-005-20338	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.96562	33.05143
DOUBLE L QUEEN UNIT	4	30-005-20329	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.96655	33.05325
DOUBLE L QUEEN UNIT	5	30-005-20320	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97093	33.04325
DOUBLE L QUEEN UNIT	6	30-005-20340	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97204	33.03237
DOUBLE L QUEEN UNIT	7	30-005-20395	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.96783	33.01785
DOUBLE L QUEEN UNIT	8	30-005-20346	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.95919	33.05142

DOUBLE L QUEEN UNIT	10	30-005-20355	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97205	33.02964
DOUBLE L QUEEN UNIT	11	30-005-20348	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.96352	33.05687
DOUBLE L QUEEN UNIT	12	30-005-20208	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97085	33.06141
DOUBLE L QUEEN UNIT	22	30-005-20984	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.96746	33.04868
DOUBLE L QUEEN UNIT	1A	30-005-60138	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.9795	33.06775
DOUBLE L QUEEN UNIT	1D	30-005-60117	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97421	33.03237
DOUBLE L QUEEN UNIT	1G	30-005-60108	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97412	33.05326
DOUBLE L QUEEN UNIT	1H	30-005-60099	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97518	33.06413
DOUBLE L QUEEN UNIT	1I	30-005-60097	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97843	33.06412
DOUBLE L QUEEN UNIT	1I	30-005-60084	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97524	33.04637
DOUBLE L QUEEN UNIT	1J	30-005-60078	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97413	33.05145
DOUBLE L QUEEN UNIT	1K	30-005-60080	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97951	33.0614
DOUBLE L QUEEN UNIT	1P	30-005-60093	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97526	33.04326
DOUBLE L QUEEN UNIT	1Q	30-005-60151	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97421	33.02965
DOUBLE L QUEEN UNIT	1R	30-005-60153	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97419	33.04054
DOUBLE L QUEEN UNIT	1Y	30-005-60127	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.98258	33.06774
DOUBLE L QUEEN UNIT	2B	30-005-60197	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.98903	33.08588
DOUBLE L QUEEN UNIT	2G	30-005-60183	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.98056	33.07137
DOUBLE L QUEEN UNIT	2H	30-005-60178	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.98257	33.07318
DOUBLE L QUEEN UNIT	2I	30-005-60174	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.98472	33.07591
DOUBLE L QUEEN UNIT	2J	30-005-60161	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.98471	33.07863
DOUBLE L QUEEN UNIT	2M	30-005-60164	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.98688	33.07682
DOUBLE L QUEEN UNIT	2P	30-005-60159	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.98687	33.08044
DOUBLE L QUEEN UNIT	2Q	30-005-60154	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.98795	33.08316
DOUBLE L QUEEN UNIT	2X	30-005-60069	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97518	33.06141
DOUBLE L QUEEN UNIT	2Z	30-005-20307	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97086	33.05779
DOUBLE L QUEEN UNIT	3G	30-005-20337	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.96353	33.04777
DOUBLE L QUEEN UNIT	3J	30-005-20334	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.96994	33.04689
DOUBLE L QUEEN UNIT	3L	30-005-20332	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.96352	33.05143
DOUBLE L QUEEN UNIT	3Q	30-005-20331	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.96762	33.05688
DOUBLE L QUEEN UNIT	3Y	30-005-20330	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.96768	33.04415
DOUBLE L QUEEN UNIT	4A	30-005-20327	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.96994	33.05053
DOUBLE L QUEEN UNIT	4G	30-005-20325	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.96352	33.05324
DOUBLE L QUEEN UNIT	4Q	30-005-20323	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97196	33.05325
DOUBLE L QUEEN UNIT	5A	30-005-20308	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97085	33.06141
DOUBLE L QUEEN UNIT	5Q	30-005-20339	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.96565	33.04599
DOUBLE L QUEEN UNIT	6Q	30-005-20389	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.96777	33.02057
DOUBLE L QUEEN UNIT	8Q	30-005-20379	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97207	33.02239
DOUBLE L QUEEN UNIT	9Q	30-005-20369	029626	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97205	33.02602

ELIZABETH	1	30-005-60610	301610	BULL'S EYE	08190	2	CHAVES	SAN ANDRES	-104.0316	33.64092
ELIZABETH	2	30-005-60747	301610	BULL'S EYE	08190	2	CHAVES	SAN ANDRES	-104.02726	33.63729
ELIZABETH	3	30-005-60744	301610	BULL'S EYE	08190	2	CHAVES	SAN ANDRES	-104.02724	33.64091
ELIZABETH	4	30-005-60705	301610	BULL'S EYE	08190	2	CHAVES	SAN ANDRES	-104.03161	33.63729
ELIZABETH C	5	30-005-62861	301611	BULL'S EYE	08190	2	CHAVES	SAN ANDRES	-104.03161	33.63911
GRAVES	1	30-005-60327	301604	RAILROAD MOUNTAIN	50680	2	CHAVES	SAN ANDRES	-104.06102	33.63719
JAMESON	1	30-025-27825	029511	JALMAT	33820	1	LEA	TAN-YATES-7 RVRS (OIL)	-103.25398	32.22369
JAMESON	2	30-025-28258	029511	JALMAT	33820	1	LEA	TAN-YATES-7 RVRS (OIL)	-103.25397	32.22006
KUCHEMANN	1	30-005-60567	301605	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02973	33.5956
KUCHEMANN	2	30-005-60580	301605	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03071	33.59197
KUCHEMANN	3	30-005-60906	301605	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02332	33.59197
KUCHEMANN	4	30-005-60693	301605	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02743	33.59705
KUCHEMANN	5	30-005-60805	301605	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02756	33.59378
MARLISUE QUEEN UNIT	1	30-005-62102	300273	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.97981	33.08868
MARLISUE QUEEN UNIT	2	30-005-60526	300273	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.9847	33.08952
MARLISUE QUEEN UNIT	3	30-005-62101	300273	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.984	33.0915
MARLISUE QUEEN UNIT	4	30-005-60510	300273	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.9847	33.08589
MARLISUE QUEEN UNIT	6	30-005-60646	300273	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.98203	33.0927
MARLISUE QUEEN UNIT	7	30-005-62324	300273	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.98261	33.08818
MARLISUE QUEEN UNIT	8	30-005-60585	300273	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.98056	33.09044
MARLISUE QUEEN UNIT	1Z	30-005-62531	300273	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.982	33.09
MARLISUE QUEEN UNIT	3Z	30-005-62099	300273	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.98503	33.08731
MARLISUE QUEEN UNIT	4Z	30-005-62100	300273	DOUBLE L	19100	2	CHAVES	QUEEN (ASSOC)	-103.98191	33.08565
MCDERMOTT	1	30-005-60921	301606	BULL'S EYE	08190	2	CHAVES	SAN ANDRES	-104.04253	33.63273
NANCY	1	30-005-61267	301612	BULL'S EYE	08190	2	CHAVES	SAN ANDRES	-104.03377	33.64273
NE SQUARE LAKE UNIT	2	30-015-04846	301075	SQUARE LAKE	57650	2	EDDY	QU-GB-SA NORTH	-103.8468	32.94182
NE SQUARE LAKE UNIT	3	30-015-04842	301075	SQUARE LAKE	57650	2	EDDY	QU-GB-SA NORTH	-103.85545	32.9354
NE SQUARE LAKE UNIT	5	30-015-04839	301075	SQUARE LAKE	57650	2	EDDY	QU-GB-SA NORTH	-103.86403	32.94269
NE SQUARE LAKE UNIT	6	30-015-25943	301075	SQUARE LAKE	57650	2	EDDY	QU-GB-SA NORTH	-103.87159	32.94449
NE SQUARE LAKE UNIT	7	30-015-04794	301075	SQUARE LAKE	57650	2	EDDY	QU-GB-SA NORTH	-103.85861	32.94814
NE SQUARE LAKE UNIT	8	30-015-27560	301075	SQUARE LAKE	57650	2	EDDY	QU-GB-SA NORTH	-103.85914	32.94597
NE SQUARE LAKE UNIT	9	30-015-04845	301075	SQUARE LAKE	57650	2	EDDY	QU-GB-SA NORTH	-103.85221	32.93541
NE SQUARE LAKE UNIT	11	30-015-04844	301075	SQUARE LAKE	57650	2	EDDY	QU-GB-SA NORTH	-103.85221	32.93818
NE SQUARE LAKE UNIT	12	30-015-04837	301075	SQUARE LAKE	57650	2	EDDY	QU-GB-SA NORTH	-103.85545	32.93817

NE SQUARE LAKE UNIT	13	30-015-04832	301075	SQUARE LAKE	57650	2	EDDY	QU-GB-SA NORTH	-103.86836	32.93815
NE SQUARE LAKE UNIT	18	30-015-04831	301075	SQUARE LAKE	57650	2	EDDY	QU-GB-SA NORTH	-103.86835	32.94178
NE SQUARE LAKE UNIT	21	30-015-04793	301075	SQUARE LAKE	57650	2	EDDY	QU-GB-SA NORTH	-103.85435	32.94815
NE SQUARE LAKE UNIT	22	30-015-04792	301075	SQUARE LAKE	57650	2	EDDY	QU-GB-SA NORTH	-103.85544	32.94515
NE SQUARE LAKE UNIT	25	30-015-04788	301075	SQUARE LAKE	57650	2	EDDY	QU-GB-SA NORTH	-103.8651	32.94451
NE SQUARE LAKE UNIT	26	30-015-04787	301075	SQUARE LAKE	57650	2	EDDY	QU-GB-SA NORTH	-103.85111	32.94544
NE SQUARE LAKE UNIT	30	30-015-04785	301075	SQUARE LAKE	57650	2	EDDY	QU-GB-SA NORTH	-103.84679	32.94544
NE SQUARE LAKE UNIT	31	30-015-04827	301075	SQUARE LAKE	57650	2	EDDY	QU-GB-SA NORTH	-103.87267	32.94177
O'BRIEN DEMING 13	1	30-005-60922	301613	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03389	33.61373
O'BRIEN DEMING 6	1	30-005-60730	035037	BULL'S EYE	08190	2	CHAVES	SAN ANDRES	-104.02723	33.64273
O'BRIEN DEMING 6	2	30-005-60634	035037	BULL'S EYE	08190	2	CHAVES	SAN ANDRES	-104.03159	33.64274
O'BRIEN FEE 18	1	30-005-60902	035038	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02963	33.61736
O'BRIEN FEE 18	2	30-005-60619	035038	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02966	33.61373
O'BRIEN FEE 18	3	30-005-61246	035038	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02317	33.61735
O'BRIEN FEE 18	4	30-005-61020	035038	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02631	33.61736
O'BRIEN FEE 18	5	30-005-60640	035038	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02319	33.61373
O'BRIEN FEE 18	6	30-005-60725	035038	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02632	33.61373
O'BRIEN FEE 19	1	30-005-60528	035039	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02632	33.60013
O'BRIEN FEE 19	2	30-005-60905	035039	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.01889	33.60466
O'BRIEN FEE 19	3	30-005-60716	035039	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02631	33.60376
O'BRIEN FEE 19	4	30-005-60654	035039	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03067	33.60286
O'BRIEN FEE 19	5	30-005-60565	035039	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02328	33.59922
O'BRIEN FEE 19	6	30-005-60804	035039	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02324	33.60466
O'BRIEN FEE 19	7	30-005-61021	035039	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.01892	33.59922
O'BRIEN FEE 19	8	30-005-60566	035039	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03068	33.59923
O'BRIEN FEE 24	1	30-005-60803	035040	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03393	33.60467
O'BRIEN FEE 24	2	30-005-60923	035040	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.0339	33.61101
O'BRIEN FEE 25	5	30-005-60655	035041	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03398	33.59197
O'BRIEN LIGHTCAP 7	1	30-005-60816	035042	BULL'S EYE	08190	2	CHAVES	SAN ANDRES	-104.02727	33.63367
O'BRIEN LIGHTCAP 7	2	30-005-60815	035042	BULL'S EYE	08190	2	CHAVES	SAN ANDRES	-104.03163	33.63368
O'BRIEN LLL	1	30-005-62194	035043	RED LAKE RIDGE	51130	2	CHAVES	SAN ANDRES	-103.99183	33.60006
O'BRIEN P	1	30-005-62267	035044	RED LAKE RIDGE	51130	2	CHAVES	SAN ANDRES	-103.99624	33.59372
O'BRIEN P	2	30-005-62247	035044	RED LAKE RIDGE	51130	2	CHAVES	SAN ANDRES	-103.99621	33.59645
O'BRIEN P	3	30-005-62192	035044	SWD	96121	2	CHAVES	SAN ANDRES	-103.99186	33.59643
O'BRIEN R	1	30-005-62190	035045	RED LAKE RIDGE	51130	2	CHAVES	SAN ANDRES	-103.98758	33.60005

QUARRY	1	30-025-32297	029512	BYERS	73610	1	LEA	YATES (GAS)	-103.19328	32.73112
ROCKET	1	30-025-28256	029513	JALMAT	33820	1	LEA	TAN-YATES-7 RVRS (OIL)	-103.25399	32.23094
ROCKET	3	30-025-09534	029513	JALMAT	33820	1	LEA	TAN-YATES-7 RVRS (OIL)	-103.25505	32.22641
SEANNA	1	30-005-60604	035046	BULL'S EYE	08190	2	CHAVES	SAN ANDRES	-104.03596	33.64091
SEANNA	2	30-005-60735	035046	BULL'S EYE	08190	2	CHAVES	SAN ANDRES	-104.03378	33.64092
SEANNA	3	30-005-60623	035046	BULL'S EYE	08190	2	CHAVES	SAN ANDRES	-104.03379	33.63729
SHUG A	1	30-015-22221	301077	SHUGART	56439	2	EDDY	YATES-7RS-QU-GRAYBURG	-103.86699	32.70582
SHUG A	2	30-015-22209	301077	SHUGART	56439	2	EDDY	YATES-7RS-QU-GRAYBURG	-103.86699	32.70945
TWIN LAKES SA UNIT	1	30-005-63188	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02971	33.57236
TWIN LAKES SA UNIT	2	30-005-61736	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02371	33.53941
TWIN LAKES SA UNIT	3	30-005-62212	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.0214	33.56669
TWIN LAKES SA UNIT	4	30-005-61332	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03208	33.54667
TWIN LAKES SA UNIT	5	30-005-61334	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02366	33.54666
TWIN LAKES SA UNIT	6	30-005-61452	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02986	33.55209
TWIN LAKES SA UNIT	8	30-005-61453	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03211	33.54304
TWIN LAKES SA UNIT	9	30-005-61556	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03427	33.54485
TWIN LAKES SA UNIT	10	30-005-61604	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02368	33.54303
TWIN LAKES SA UNIT	11	30-005-61623	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02782	33.53578
TWIN LAKES SA UNIT	12	30-005-61633	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03839	33.57927
TWIN LAKES SA UNIT	13	30-005-61655	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.0343	33.54122
TWIN LAKES SA UNIT	14	30-005-61772	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03863	33.54484
TWIN LAKES SA UNIT	15	30-005-62068	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03424	33.54847
TWIN LAKES SA UNIT	16	30-005-62069	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04647	33.56473
TWIN LAKES SA UNIT	17	30-005-62070	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04267	33.59193
TWIN LAKES SA UNIT	18	30-005-61261	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.0364	33.55027
TWIN LAKES SA UNIT	19	30-005-61135	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03626	33.5684
TWIN LAKES SA UNIT	21	30-005-61107	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.01925	33.55389
TWIN LAKES SA UNIT	23	30-005-63189	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02503	33.56961
TWIN LAKES SA UNIT	25	30-005-63190	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02539	33.56617
TWIN LAKES SA UNIT	26	30-005-63191	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04054	33.5864
TWIN LAKES SA UNIT	27	30-005-60982	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02354	33.56115
TWIN LAKES SA UNIT	28	30-005-60973	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.0384	33.57564
TWIN LAKES SA UNIT	29	30-005-60961	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.01426	33.57077
TWIN LAKES SA UNIT	30	30-005-60920	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.01913	33.56839
TWIN LAKES SA UNIT	32	30-005-60885	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02351	33.56477
TWIN LAKES SA UNIT	34	30-005-60844	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02662	33.54936
TWIN LAKES SA UNIT	35	30-005-60829	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.01441	33.57382
TWIN LAKES SA UNIT	36	30-005-60033	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04818	33.5747
TWIN LAKES SA UNIT	37	30-005-60824	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02348	33.56839
TWIN LAKES SA UNIT	39	30-005-60039	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04489	33.58106

TWIN LAKES SA UNIT	40	30-005-60810	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.01911	33.57083
TWIN LAKES SA UNIT	41	30-005-60248	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04389	33.56021
TWIN LAKES SA UNIT	42	30-005-60809	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03632	33.56115
TWIN LAKES SA UNIT	43	30-005-60291	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.0406	33.57019
TWIN LAKES SA UNIT	45	30-005-60965	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.01904	33.58109
TWIN LAKES SA UNIT	46	30-005-60293	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04278	33.56384
TWIN LAKES SA UNIT	47	30-005-60807	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02722	33.5684
TWIN LAKES SA UNIT	48	30-005-60697	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03189	33.57088
TWIN LAKES SA UNIT	49	30-005-60802	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.01909	33.57383
TWIN LAKES SA UNIT	50	30-005-60696	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02752	33.57384
TWIN LAKES SA UNIT	51	30-005-60796	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02347	33.57084
TWIN LAKES SA UNIT	52	30-005-60659	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.0407	33.5575
TWIN LAKES SA UNIT	54	30-005-60795	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02342	33.57746
TWIN LAKES SA UNIT	54	30-005-60790	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04073	33.55388
TWIN LAKES SA UNIT	55	30-005-60794	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03635	33.55752
TWIN LAKES SA UNIT	56	30-005-60031	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04381	33.57834
TWIN LAKES SA UNIT	57	30-005-60984	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02758	33.56477
TWIN LAKES SA UNIT	58	30-005-60768	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02345	33.57384
TWIN LAKES SA UNIT	59	30-005-60993	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.01919	33.56114
TWIN LAKES SA UNIT	60	30-005-60767	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02754	33.57085
TWIN LAKES SA UNIT	61	30-005-62845	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02741	33.57767
TWIN LAKES SA UNIT	63	30-005-60598	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04706	33.58467
TWIN LAKES SA UNIT	64	30-005-61032	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03196	33.56117
TWIN LAKES SA UNIT	65	30-005-00342	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04384	33.57109
TWIN LAKES SA UNIT	66	30-005-61031	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.0319	33.56841
TWIN LAKES SA UNIT	67	30-005-00349	301607	TWIN LAKE	61560	2	CHAVES	DEVONIAN	-104.04821	33.56744
TWIN LAKES SA UNIT	68	30-005-61095	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03638	33.5539
TWIN LAKES SA UNIT	69	30-005-00349	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04821	33.56744
TWIN LAKES SA UNIT	70	30-005-61030	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02764	33.55753
TWIN LAKES SA UNIT	71	30-005-60010	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03515	33.57112
TWIN LAKES SA UNIT	74	30-005-61096	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03629	33.56463
TWIN LAKES SA UNIT	75	30-005-60026	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04383	33.57471
TWIN LAKES SA UNIT	76	30-005-61022	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.01922	33.55751
TWIN LAKES SA UNIT	77	30-005-60028	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03953	33.56748
TWIN LAKES SA UNIT	78	30-005-63193	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02138	33.55938
TWIN LAKES SA UNIT	79	30-005-60297	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04285	33.56743
TWIN LAKES SA UNIT	80	30-005-60995	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02761	33.56115
TWIN LAKES SA UNIT	81	30-005-60329	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04059	33.57382
TWIN LAKES SA UNIT	85	30-005-61007	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03193	33.56478

TWIN LAKES SA UNIT	86	30-005-60563	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03836	33.58471
TWIN LAKES SA UNIT	87	30-005-61006	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02358	33.55752
TWIN LAKES SA UNIT	88	30-005-60569	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03622	33.57746
TWIN LAKES SA UNIT	89	30-005-63192	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02542	33.56296
TWIN LAKES SA UNIT	91	30-005-60648	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04269	33.58832
TWIN LAKES SA UNIT	92	30-005-61075	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02363	33.55026
TWIN LAKES SA UNIT	94	30-005-60571	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.0427	33.58469
TWIN LAKES SA UNIT	95	30-005-60572	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03182	33.58835
TWIN LAKES SA UNIT	99	30-005-60578	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03401	33.58472
TWIN LAKES SA UNIT	100	30-005-60579	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03399	33.58835
TWIN LAKES SA UNIT	101	30-005-60595	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03186	33.57747
TWIN LAKES SA UNIT	102	30-005-60596	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02746	33.58835
TWIN LAKES SA UNIT	103	30-005-60560	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.0362	33.58109
TWIN LAKES SA UNIT	105	30-005-60558	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03183	33.58473
TWIN LAKES SA UNIT	106	30-005-60601	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03835	33.58833
TWIN LAKES SA UNIT	107	30-005-60658	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02749	33.5811
TWIN LAKES SA UNIT	108	30-005-60334	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04708	33.57868
TWIN LAKES SA UNIT	109	30-005-60468	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04064	33.56475
TWIN LAKES SA UNIT	110	30-005-60469	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04067	33.56113
TWIN LAKES SA UNIT	111	30-005-60470	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04707	33.58195
TWIN LAKES SA UNIT	112	30-005-60657	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03188	33.57385
TWIN LAKES SA UNIT	113	30-005-60492	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04814	33.58558
TWIN LAKES SA UNIT	115	30-005-60521	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04057	33.57744
TWIN LAKES SA UNIT	118	30-005-60536	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04056	33.58107
TWIN LAKES SA UNIT	119	30-005-60597	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02748	33.58472
TWIN LAKES SA UNIT	121	30-005-61333	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02776	33.54304
TWIN LAKES SA UNIT	123	30-005-62213	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02143	33.56295
TWIN LAKES SA UNIT	200	30-005-61106	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02361	33.55389
TWIN LAKES SA UNIT	201	30-005-61105	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03205	33.55028
TWIN LAKES SA UNIT	202	30-005-62563	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.01042	33.56837
TWIN LAKES SA UNIT	203	30-005-62565	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02281	33.58472
TWIN LAKES SA UNIT	302	30-005-62819	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.01126	33.56516
TWIN LAKES SA UNIT	316	30-005-61104	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02773	33.54666
TWIN LAKES SA UNIT	319	30-005-63138	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03643	33.54666
TWIN LAKES SA UNIT	321	30-005-63139	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03854	33.5557
TWIN LAKES SA UNIT	326	30-005-63140	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02545	33.55927
TWIN LAKES SA UNIT	329	30-005-63147	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.04608	33.57284
TWIN LAKES SA UNIT	331	30-005-63185	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.03405	33.57566
TWIN LAKES SA UNIT	333	30-005-63187	301607	TWIN LAKE	61570	2	CHAVES	SAN ANDRES (ASSOC)	-104.02126	33.57565
UNION HAPPY	1	30-005-60581	301608	BULL'S EYE	08190	2	CHAVES	SAN ANDRES	-104.03921	33.64362
UNION HAPPY	2	30-005-60622	301608	BULL'S EYE	08190	2	CHAVES	SAN ANDRES	-104.03811	33.64634

EXHIBITS B1-B5

LEASE MAPS

Exhibit B1

ELKINS SO.
BULLS EYE
RAILROAD MTN.
TWIN LAKES (SA) UNIT
ORBIT PETR. (OP)
523/1434

Exhibit B2

429/21545
TWIN LAKES (SA) UNIT
ORBIT PETR. (OP.)
BROKE TANK LAKE
TWIN LAKES
LOST
Marbob Ener.
Moon Co. Tr.
Chisos Ltd.
Orbit Pet.
"O'Brien"
Pelto Oil
Chase Oil
Devon
Mobil
State

Exhibit B3

ARTESIA STATE UNIT
CBS OPER
EMPIRE (ABO) UNIT
BPAM (OP)
ARTESIA METEX UNIT
OPER
WEST ARTESIA GRBG UNIT

Exhibit B4

EAST HENSHAW UNIT
NORTH SQUARE LAKE PREMIER UNIT
WALSH & WATTS (OPER.)
MIDLAND MAP
NORTH SQUARE LAKE UT
CBS OPER (OP)
AGHORN (OPER.)
N.E. SQUARE LAKE UNIT
ROBINSON
T 16 S

Exhibit B5

MARLISUE (ON) UNIT
NADEL & GUSSMAN (OPER.)
DOUBLE "L" QUEEN UNIT
ORBIT PET (OP)
Double L Queen Unit Terminated 9/30/12
14 30
15 30

EXHIBIT C

FIELD LOCATIONS MAP

Exhibit C

# New Mexico Road Map With Fields

Twin Lakes Field
Double L Field
Square Lake Field
Artesia Metex Field
CURRY
DEBACA
LINCOLN
CHAVES
ROOSEVELT
LEA
EDDY
TEXAS
Fort Sumner
CLOVIS
Portales
ROSWELL
Artesia
CARLSBAD
HOBBS
Lovington
Eunice
Jal
Dexter
Hagerman
Lake Arthur
Caprock
Tatum
Kenna
Elkins
Loco Hills
Maljamar
Capitan
Ruidoso Downs
Loving
Malaga
Cannon AFB
Melrose
Elida
Dunken
Hope
Lakewood
Seven Rivers
Queen
El Paso Gap

Figure 1

Directions to Twin Lakes San Andres Unit:West from Caprock NM on 380 to Ponderosa Road (~20 miles) North on Ponderosa Road to 70. NE on 70 to Railroad Mountain Road (~6 miles). East on RRM road to White Lake Ranch (Canyon TLSAU sign) ~3 Miles). South on TLSAU road to field office.

EXHIBIT D

DEAD AIM INVESTMENTS

AGREEMENT TO ASSIGN

Exhibit D

# AGREEMENT TO ASSIGN INTEREST AND FOR OTHER MATTERS

THIS AGREEMENT (this "Agreement") is made between DEAD AIM INVESTMENTS, LLC, a Texas limited liability company, ("DAI") and CRAIG CAVALIER, as Managing Member of DEAD AIM INVESTMENTS, LLC, CANYON E & P COMPANY, a New Mexico corporation ("Canyon"), Blue Sky NM Inc. ("Blue Sky") and Ilyas Chaudhary as the Stockholder of CANYON E & P COMPANY ("CANYON").

I. It is the intent of DAI to convey its interest in certain oil and gas leases to Blue Sky (the "Properties").

II. It is the intention of CAVALIER to obtain a release of a letter of credit used as collateral in bonding related to CANYON and to obtain a release of surety and bonding obligations of CAVALIER and DAI related to such bonding all of which relate to the Properties.

III. It is the intention DAI and CAVALIER to obtain an indemnification from Canyon E & P and Blue Sky for any obligations related to the Properties.

IV. It is the intention of Blue Sky to arrange for payment of $1,300,000.00 to DAI.

V. Blue Sky has agreed that it will pay DAI and Cavalier's Letter of Credit cost until the Letter of Credit is released. At signing Blue Sky will pay the LOC fee recently paid by Dead Aim and Cavalier.

VI. Blue Sky has also agreed to pay any premiums due by Canyon related to the bonds and to keep such premiums current until Cavalier and DAI are released from their bonding and surety obligations.

VII. It is the intention of Blue Sky to arrange for payment of $1,000,000.00 to obtain the release of the letter of credit and surety obligations incurred by CAVALIER to the bonding company for CANYON known as Indemco/HCC.

NOW THEREFORE, it is agreed that:

VIII. Following the Effective Date the following shall occur:

a. Blue Sky shall arrange for the total release of the letter of credit of Cavalier and any Cavalier surety and bonding obligations by December 30, 2013 and notify CAVALIER immediately.

b. Blue Sky will pay the letter of credit fees of $10,138.89. Until Cavalier letter of credit used as collateral in bonding is released, Blue Sky's Compliance Order with the State of New Mexico will include all Canyon Properties.

IX. DAI shall deliver an Assignment of DAI's interest in the Properties to Pete Domenici, in trust to be released to Blue Sky upon the total release of the letter of credit of Cavalier and any Cavalier surety and bonding obligations by December 30, 2013. If Blue Sky fails to release of the letter of credit of Cavalier and any Cavalier surety and bonding obligations by December 30, 2013, there shall be no right to cure and Blue Sky shall immediately be in default hereunder and all obligations shall be accelerated and all obligations shall be immediately due and payable. In the absence of which , this agreement shall be terminated and Pete Domenici shall return the unrecorded assignment to CAVALIER and all funds paid by Blue Sky shall be forfeited as liquidation damages, with no further liability to each party.

X. Purchaser shall pay DAI $1,300,000.00 that will be paid to DAI as follows;

i. 100k 15 days from signing of this agreement.
ii. 200k in 180 days of signing.
iii. 200 k in 270 days of September 1, 2013.
iv. 200k in 360 days of September 1, 2013
v. 200k in 480 days of September 1, 2013
vi. 200k in 600 days of September 1, 2013
vii. 200k on the 24 month anniversary of the Effective Date.
viii. Simultaneously with the release of the Assignment to Blue Sky, Blue Sky will execute a Promissory Note and a Deed of Trust for recordation in the same form as the Promissory Note and a Deed of Trust currently in favor of the Bankruptcy Trustee of Orbit evidencing its financial obligations hereunder and in the event of default same collection procedures will apply. Blue

*[initials]*

Sky has the option to prepay at any time , with a 15% reduction on the remaining balance of the Promissory Note.

The failure to pay any amounts due within 15 days of the due date shall result in an additional payment of five (5%) penalty on that payment due. If the payment (with penalty) is not received within 30 days of the due date, Blue Sky will be in default and all amounts due hereunder shall be due and payable in full immediately. DAI rights similar to Orbit Trustee: i.e.: Foreclose , and recover principal, interest plus attorney fees

XI. N/A

XII. Canyon or Blue Sky shall send copies of monthly oil sales, material communications with OCD and notice of any adverse claims that may affect the Properties. Additionally;

i. Any default by Blue Sky under any New Mexico Compliance Order and/or the remaining obligations to the Orbit Trustee related to the Properties which remains unresolved after 60 days or is not contested by Blue Sky, shall be a default under this Agreement and all amounts due hereunder shall be due and payable in full immediately.

ii. N/A

iii. As of the Effective Date Canyon fully and finally release DAI from any and all obligations related thereto and indemnify and hold harmless DAI from any obligations for LOE, Capital or Royalty obligations. Blue Sky shall indemnify DAI and CAVALIER for any obligations that may arise or relate to any involvement by CAVALIER or DAI related to the Properties as of the Effective date..

XIII. N/A

IXV. Survival: By signing this Agreement, Blue sky shall remain obligated to CAVALIER and DAI for the following, notwithstanding the satisfaction of any other conditions hereunder:

a. BLUE SKY shall cooperate to provide 2012 and 2013 tax information to DAI and CAVALIER, including all raw data in Canyon's or Blue Sky's files and costs to provide such information shall be borne by DAI.
b. Blue Sky shall collect all information and documents regarding the properties, which are in possession of DAI and CAVALIER.
c. N/A

XV. Governing Law and Legal Jurisdiction. This Agreement will be governed by and construed under the laws of the State of Texas with legal jurisdiction being the County of Harris in the State of Texas.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the ___ day of ___, 2013. The Effective Date shall September 1, 2013.

SELLER:

CANYON E & P

Ilyas Chaudhary
Managing Member

Blue Sky NM, Inc.

By Ilyas Chaudhary
Manager or President

Ilyas Chaudhary

By Ilyas Chaudhary

BUYER:

DEAD AIM INVESTMENTS, LLC

Craig Cavalier
Managing Member

Escrow Agreement

These Escrow Agreement ("Instructions") are made and entered into as of August 30, 2013 (the "Effective Date"), by and between DEAD AIM INVESTMENTS, LLC, a Texas limited liability company, ("DAI") and CRAIG CAVALIER, as Managing Member of DEAD AIM INVESTMENTS, LLC, Blue Sky NM Inc. ("Blue Sky") and Ilyas Chaudhary as the Stockholder of CANYON E & P COMPANY ("CANYON").

RECITALS

A. Seller and Buyer entered into an AGREEMENT TO ASSIGN INTEREST AND FOR OTHER MATTERS dated September__, 2013 (the "Agreement"). The Agreement relates to the sale of certain oil and gas interests in New Mexico commonly known the Canyon Properties (the "Property"). The Property is defined in the Agreement.

B. Seller and Buyer now wish to: establish an escrow with Pete Domenici, Attorney At Law to implement certain terms contained in the Agreement; reduce their understandings to writing as to the modification of certain terms and conditions of the Agreement; and provide written escrow instructions to Pete Domenici ("Escrow Holder").

Now, therefore the parties agree as follows:

AGREEMENTS

1. Agreement as Escrow Instructions. DAI has or will deposit four (4) executed ASSIGNMENT OF PARTIAL INTEREST IN OIL AND GAS LEASES (the "Assignment") for its interest in certain Leases in Lea, Chaves, Eddy, & Roosevelt Counties in New Mexico into this escrow and hereby instruct Escrow Holder that the terms and provisions of the Agreement are fully incorporated herein. Escrow Holder shall have no concern or liability with other provisions of the Agreement, which may not be set forth herein.

2. Opening and Closing of Escrow: The "Opening of Escrow" is at signing of the Agreement.

3. Terms: Buyer shall purchase the Property from Seller pursuant to the terms of the Agreement.

4. Escrow Holder may release the Assignment to Buyer after;

(a) Blue Sky has obtained the release of the letter of credit and surety obligations described VIII(a) of the Agreement.

(b) Blue Sky has satisfied its obligations under the Promissory Note and Deed of Trust executed pursuant to the Agreement

Immediately upon receipt that Buyer and Seller have confirmed in writing to Escrow Holder the provisions have been fully satisfied, Escrow Holder the Assignment to Buyer.

5. Buyer and Seller have specifically instructed Escrow Holder to comply with the above provisions. Buyer and Seller indemnify and hold Escrow Holder harmless for any liability, of any kind or nature, for the performance of his duties hereunder, as provided herein.

6. General Provisions. By signature hereon the parties hereby approve Escrow Holder's engagement.

7. Fax Signatures. In the event Buyer or Seller utilize "facsimile" transmitted signed documents, Buyer and Seller hereby agree to accept and instruct Escrow Holder to rely upon such documents as if they bore original signatures. Buyer and Seller hereby acknowledge and agree to provide to Escrow Holder, within 72 hours of transmission, such documents bearing the original signatures.

8. Counterparts. These Instructions may be executed in any number of identical counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute but a single instrument.

IN WITNESS WHEREOF, these Instructions have been executed by the parties effective as of the date indicated above.

Buyer

By: BLUE SKY NM, Inc
Name: ILYAS CHAUDHARY
Its: President

Seller

By: ______
Name: ______
Its: ______